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                                                                    Exhibit 10.8
                        ALTUS MEDICAL, INC. and Continuum

                             Distribution Agreement

         This Distribution Agreement (the "Agreement") is effective as of September 1, 2001 (the "Effective Date") by and between HOYA PHOTONICS, INC., a California corporation doing business as CONTINUUM, CONTINUUM ELECTRO-OPTICS, INC. and as CONTINUUM BIOMEDICAL, having its principal place of business located at 3150 Central Expressway, Santa Clara, CA 95051 ("CONTINUUM") and Altus Medical Inc., a Delaware corporation having its principal place of business at 821 Cowan Road, Burlingame, CA 94010 ("ALTUS").

                                    RECITALS

         WHEREAS, ALTUS desires to serve as a distributor for and on behalf of CONTINUUM and CONTINUUM's Q-switched Medical Products, in the territories and for the accounts or types of accounts designated below;

         WHEREAS, CONTINUUM wishes to appoint ALTUS as CONTINUUM's brand name distributor for such purposes.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

         1. Appointment. Subject to the terms and conditions of the Agreement and except as otherwise provided herein, CONTINUUM hereby appoints ALTUS as CONTINUUM's distributor in the defined territories of the United States exclusively, Puerto Rico exclusively and Canada co-exclusively (the other authorized distributors in Canada are set forth in Section 3 ("Co-Distributors in Canada") of Annex I ("Products and Territory")) (collectively the "Territory"), for the Medlite and MultiLight branded products listed in Section 1 (the "Products") of Annex I ("Products"), for the limited purpose of selling Products to customers within the Territory who have certified to ALTUS in writing that they are adequately licensed by the applicable state or federal medical licensing authority to buy such Products and who buy the Products for personal or ordinary business use and not for further distribution or resale ("End Users") and providing support to such End Users in accordance with this Agreement, and for the limited purpose of selling Products to "ALTUS Distributors" (as defined in Section 3.2 ("No Authority to Bind") below) in compliance with the terms and conditions of this Agreement. ALTUS hereby accepts such appointment and agrees to sell and support the Products within the Territory in accordance with the terms and conditions set forth herein. Notwithstanding the forgoing, CONTINUUM reserves the non-exclusive right to sell the Products to the house accounts in existence prior to the Effective Date, which house accounts are listed in Section 2 ("Continuum House Accounts") of Annex I ("Products"). CONTINUUM additionally reserves the non-exclusive right to negotiate with and sell the Products directly and indirectly to federal, state and local government agencies in the Territory. CONTINUUM further reserves the right to sell the Medlite II branded product in the Territory for a period of six (6) months following the Effective Date and Medlite IV branded Products in the Territory for a period of

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

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three (3) months following receipt of initial FDA clearance on the Medlite C6
Product. Following such periods, should CONTINUUM desire that CONTINUUM's remaining inventory of Medlite II and/or Medlite IV Products be sold in the Territory, CONTINUUM will allow ALTUS to sell such products, and ALTUS agrees to use its best efforts to distribute the balance of the Medlite II and Medlite IV product line within the Territory at a negotiated transfer price to be mutually agreed upon at a later date.

         2. Good Faith and Fair Dealing. In carrying out each of their respective obligations under the terms of this Agreement the parties will act in accordance with the principles of good faith and fair dealing. The provisions of this Agreement, as well as any statements made by the parties in connection with this relationship, shall be interpreted in good faith.

         3.  ALTUS Functions.

             3.1 Marketing. ALTUS agrees to use its best efforts to promote and support the Products within the markets in the Territory in accordance with CONTINUUM's reasonable instructions and shall protect CONTINUUM's interests with the diligence of a responsible businessperson. ALTUS will use its best efforts to promote and market the Products in the Territory and further agrees that its marketing and advertising efforts will be of the same quality as ALTUS' marketing and advertising for ALTUS products, in good taste, and will preserve the professional image and reputation of CONTINUUM and the Products. ALTUS agrees not to remove any of the CONTINUUM trade names, trademarks, copyright notices or other legends from the Products. CONTINUUM agrees to provide to ALTUS, as requested by ALTUS, a reasonable amount of the promotional material that is in existence on the Effective Date, for use by ALTUS in ALTUS' efforts to market the Products. In the event an ALTUS marketing project is determined by the parties to be mutually beneficial to both ALTUS and CONTINUUM, both parties will define the scope of the project as well as the associated budget requirements ("Joint Marketing Project"). Upon written consent by both parties, all authorized costs associated with the production of the Joint Marketing Project will be divided equally between both parties.

             3.2 No Authority to Bind. ALTUS shall have no authority to execute any agreements or conclude or assume any contractually binding commitments on behalf of, or in any way to bind, CONTINUUM with third parties. ALTUS' authority shall only be to market and solicit orders from End Users, sell Products to End Users, collect payment from End Users, provide installation and clinical instruction for the Products and provide warranty support as directed by CONTINUUM in accordance with Section 3.6 ("Authorized Warranty Center") of this Agreement. ALTUS is authorized to offer the Medlite C products through ALTUS' distributors within the Territories ("ALTUS Distributors"), provided that, prior to receipt, promotion or sale of any Products, such ALTUS Distributors have executed an agreement with ALTUS ("Distributor Agreement") which Distributor Agreement contains the minimum terms set forth on Annex VII ("ALTUS Distributor Minimum Terms"). In addition, all pricing and commissions to ALTUS Distributors are the sole responsibility of ALTUS. Finally, ALTUS hereby does and will designate CONTINUUM as a third party beneficiary of such Distributor Agreements and hereby agrees to indemnify, defend and hold CONTINUUM harmless from any third party claim arising out of an ALTUS Distributor's promotion, marketing, sale or support of


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any Product which is based on or is the result of a breach by the ALTUS
Distributor of the Distribution Agreement or the negligence of the ALTUS Distributor.

             3.3 FDA Compliance. When negotiating with any third parties, ALTUS shall offer the Products strictly in accordance with the United States Food and Drug Administration ("FDA") cleared applications, capabilities and indications for use for the Products. In order to assist ALTUS with this requirement, CONTINUUM agrees to promptly provide ALTUS with copies of any notices received by CONTINUUM from the FDA which relate to the Products.

             3.4 Sales and Support Organization. ALTUS shall provide an adequate organization for sales and support, with all necessary means and personnel, in order to ensure the fulfillment of ALTUS' obligations throughout the Territory under this Agreement. ALTUS shall maintain an office in the United States and shall be solely responsible for the acts and expenses of its employees and ALTUS Distributors.

             3.5 Distributor Prohibitions. ALTUS agrees not to distribute the Products (i) by mail order to any party that is not an End User and who has not signed an agreement with ALTUS for the purchase of Products in compliance with the terms of this Agreement prior to shipment of the Product to such End User,
(ii) by rental (iii) with knowledge or reason to know that the Products will be transported outside the Territory. ALTUS shall not (i) use the Products to provide any services, (ii) translate the user manuals (in printed or media form or otherwise), or (iii) do any other act with respect to the Products not specifically authorized by this Agreement.

             3.6  Authorized Warranty Center.

                  (a) ALTUS Obligations. ALTUS shall function as a CONTINUUM authorized warranty center and shall be responsible for interfacing with the End User for any Product warranty claims under the warranty provided by CONTINUUM to the End User ("End User Warranty"). In the event that an End User contacts ALTUS regarding a claim under a current End User Warranty, ALTUS will notify CONTINUUM that ALTUS has received a warranty claim, which notice will be via facsimile transmission sent no later than one (1) business day from the End User's notice to ALTUS, which facsimile is confirmed received by CONTINUUM. Such notice is to contain such information as CONTINUUM reasonably requests, including without limitation the following minimum information: the End User name, End User contact information, related Product ID number and any available error codes on the Product that the End User is able to relay to ALTUS following ALTUS' request for such information.

                  (b) CONTINUUM Obligations. CONTINUUM agrees to use best efforts to maintain service parts inventory for the Products for the term of the Agreement. CONTINUUM further agrees to use best efforts to contact any End User making a claim under a current End User Warranty within one (1) business day of CONTINUUM's receipt of notice from ALTUS of such End User's reported End User Warranty claim. In the event of a claim under a valid End User Warranty which requires, in CONTINUUM's reasonable discretion, CONTINUUM to service the End User's Product at the End User site ("Field Incident"), CONTINUUM agrees to use best efforts to maintain service response to such Field Incidents within two
        (2) business days of ALTUS' report of the


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        incident to CONTINUUM. If an End User has a persistent product performance problem or extended down time which problems are covered by a valid End User Warranty, CONTINUUM may agree, based on the circumstances, to provide a unit on loan at no charge to the customer or ALTUS until product performance can be restored. In the event CONTINUUM cannot provide any service to an End User for a valid End User Warranty claim within two (2) business days of CONTINUUM's receipt of notice from ALTUS about the claim in compliance with Section 3.0(a) ("ALTUS Obligations") above, and such failure is not the result of End User withholding reasonable cooperation from CONTINUUM in the provision of the service, ALTUS reserves the right to dispatch a qualified ALTUS engineer or qualified 3rd party service engineer to the site; provided, however, that CONTINUUM is notified in advance of any such event as well as estimated associated cost of dispatching an ALTUS or qualified 3rd party service engineer and CONTINUUM consents to such dispatch, which consent will not be unreasonably withheld, conditioned or delayed. If the claim is under a valid CONTINUUM End User Warranty, or, if not under such a warranty, has been deemed to be covered by CONTINUUM on the basis that ALTUS received written confirmation from CONTINUUM that the claim would be covered by such a warranty, CONTINUUM will absorb all approved, reasonable and customary expenses and costs incurred from the corresponding Product repair.

             3.7 In Service. ALTUS will perform the End User in-service for any newly installed Product(s) consistent with the agreed upon order processing procedure and CONTINUUM standards, including, at a minimum, visiting the End User site and training the End User on the use of the Product(s), operator related troubleshooting and responding to End User questions related to the Product(s).

         4. Undertaking Not to Compete. Without the prior written authorization of CONTINUUM, ALTUS shall not represent, manufacture or distribute any [*] during the term of this Agreement. If at any time ALTUS wishes to represent, manufacture or distribute any product(s) that may directly compete with the Medlite C3 and Medlite C6 series based on current FDA cleared applications, ALTUS must provide CONTINUUM with a written notification of ALTUS' intent to do so no later than ninety (90) days before commencement of distribution of such new product(s). After such notification, if CONTINUUM determines in its reasonable discretion that such new product(s) will adversely affect or impact the sales of the Medlite C3 and/or the Medlite C6 product line, CONTINUUM may so notify ALTUS in writing. In the case where ALTUS has received written notice from CONTINUUM, ALTUS may choose to distribute such competing products and CONTINUUM, may elect, at its discretion, by means of written notice effective as of the date received by ALTUS to make the appointment in Section 1 ("Appointment") non-exclusive or to terminate this Agreement as of the effective date of CONTINUUM's notice. Notwithstanding the foregoing definition of competing products, ALTUS shall be permitted to manufacture, market and distribute the ALTUS CoolGlide or CoolGlide Excel for any FDA-cleared application; provided, however, that ALTUS agrees to provide CONTINUUM with written notification of any additional FDA clearances received after the Effective Date for the CoolGlide or CoolGlide Excel, which clearances will be subject to CONTINUUM's review procedures and remedies for

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.


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competition described above in this Section 4 ("Undertaking Not to Compete").
Also, ALTUS may represent, distribute or manufacture any products that are not competitive with the Products, provided that ALTUS first informs CONTINUUM in advance of such activity and CONTINUUM agrees in writing that such Products are not competitive. ALTUS declares that it presently represents, distributes and/or manufactures, directly or indirectly, the products listed on Annex III ("Products and Principals Represented by ALTUS") as of the Effective Date. If ALTUS makes any changes to ALTUS' representation during the term of this Agreement, including any additions to or deletions from the products or entities represented, ALTUS shall notify CONTINUUM of those changes in writing within thirty (30) days of any such change. Written notification of additions to the list shall identify the entities being added by name (including itself) and shall describe each of the products of that entity to be so represented.

         5.  Purchase Requirements, Sales Targets and Forecasts.

             5.1 Minimum Purchase Requirement. Upon the initial FDA clearance of the Medlite C6 Product, ALTUS will issue a binding purchase order to CONTINUUM for a minimum number of Products as set forth under Annex V ("Minimum Purchase Requirement"). The Products ordered through such binding purchase order will ship during the second three month period (Q2), third three month period (Q3) and fourth three month period (Q4) of the one (1) year period following the date of the initial FDA clearance of the Medlite C6 Product (the "Forecast Year") as set forth under Annex V ("Minimum Purchase Requirement"). ALTUS will make its best effort to determine the exact system mix at the time the first rolling forecast is submitted by ALTUS pursuant to Section 5.4 ("Forecasts"). ALTUS will not be penalized for adjustments in the mix during the "Planning Zone" in compliance with Section 5.4 ("Forecasts"). The first [*] of the Forecast Year, however, will be considered a [*] period for ALTUS. During the [*] period, it is expected that [*] units will be purchased or shipped. If ALTUS is unable to purchase the number of units required under the Minimum Purchase Requirement as a result of the failure of fifty one percent (51%) of the Products shipped to ALTUS to substantially conform to their specifications during the first thirty
(30) days following shipment to ALTUS, ALTUS shall give notice to CONTINUUM and allow CONTINUUM thirty (30) days to remedy such claimed deficiencies. In the event such claimed deficiencies cannot be cured within thirty (30) days, the remaining balance of the purchase order for the Minimum Purchase Requirement shall be postponed by the amount of additional time required by CONTINUUM to cure the deficiency, or, if CONTINUUM elects in its sole discretion, the remaining balance of the purchase order will be cancelled without penalty or liability.

             5.2 CONTINUUM mayrequest an increase of such Minimum Purchase Requirement at the end of each contract year. In the event that CONTINUUM makes a request for an increase, which request is not agreed upon by ALTUS within thirty (30) days of the start of the new contract year, then both parties may negotiate a mutually acceptable Minimum Purchase Requirement. If both parties can not arrive at an mutually acceptable Minimum Purchase Requirement then either party may elect to terminate the Agreement effective the first day of the fourth (4th) month of the new contact year.

             5.3 Sales Target. The parties will meet and agree upon a minimum annual sales target at least thirty days prior to commencement of each contract year. ALTUS shall use

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.


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its best efforts to attain the forecasted targets agreed upon. Failure by
ALTUS to meet the forecasted sales targets shall not be deemed to be a breach of a contractual obligation on the part of ALTUS, but if ALTUS fails to achieve the forecasted annual sales targets for a given twelve month period, such failure may allow CONTINUUM to elect, in CONTINUUM's sole discretion, to either remove the exclusivity conditions in Section 1 ("Appointment") or to terminate this Agreement

             5.4 Forecasts. At least thirty (30) days following the date that initial FDA clearance is provided on the Medlite C6 Product, ALTUS will provide CONTINUUM with a written [*] month rolling forecast for ALTUS' purchase of Products which forecast, at a minimum, will, if followed, result in the purchase of the Minimum Purchase Requirement for each contract [*]. The first [*] months of each forecast ("Firm Period") shall at all times be binding and ALTUS agrees to place firm purchase orders in accordance with such Firm Period forecast at least sixty (60) days prior to the scheduled delivery dates described in such purchase order. ALTUS may, at its discretion, provide tentative delivery dates and delivery destinations in such purchase orders, which tentative delivery dates and tentative delivery destinations will be confirmed or revised by the mutual agreement of the parties within forty five
(45) days of such purchase order. If delivery dates and times are not confirmed or revised within such period, then CONTINUUM shall ship the ordered Products to ALTUS' principal place of business on the date sixty (60) days following the date the purchase order is placed. Notwithstanding the foregoing, CONTINUUM will not ship the ordered Products if CONTINUUM receives written notice (the "Warehouse Notice") from ALTUS before the date sixty (60) days following the date the purchase order is placed (i) requesting that CONTINUUM hold the ordered Products at CONTINUUM's facilities until such time as the tentative delivery dates and tentative delivery destinations are confirmed or revised by the mutual agreement of the parties; (ii) stating that ALTUS accepts the ordered Products as of the date the Warehouse Notice is received by CONTINUUM; and (iii) confirming that all risk of loss, title and insurance obligations transfer to ALTUS as of the date CONTINUUM receives the Warehouse Notice. The parties acknowledge and agree that upon CONTINUUM's receipt of the Warehouse Notice, (i) ALTUS will be deemed to have accepted the ordered Products; (ii) all risk of loss, title and insurance obligations will be deemed to transfer to ALTUS; and
(iii) in no event will CONTINUUM be liable to ALTUS or any third party for any loss or damage to the ordered Products or any claims relating to losses or damages caused by the Products or loss of use of the Products. ALTUS will update the forecast by the first day of each month by providing CONTINUUM with a revised [*] month rolling forecast. As each "[*] month" in the rolling forecast moves into the Firm Period, the number of Products forecasted shall not change (increase or decrease) by more than fifty percent (50%) from the quantity forecasted when such month became the [*] month in the forecast.
Accordingly, month [*] and month [*] will be referred to as the "Semi-firm Zone." Months [*] through [*] will be referred to as the "Planning Zone" and will be nonbinding estimates only, although the quantities described shall be provided in good faith and consistent with ALTUS' current knowledge of its requirements as updated internally by ALTUS. Notwithstanding the nonbinding nature of the Planning Zone forecast, CONTINUUM may apprise ALTUS in writing as to certain strategic advance purchases of components or materials which may be advisable to ensure a timely delivery of Products or to obtain more favorable economic terms. Based on ALTUS' prior written approval, CONTINUUM may make such additional purchases and ALTUS shall be obligated to reimburse CONTINUUM for such costs if such components or

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.


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materials are not subsequently used in the Products, provided that such components or materials are not usable by CONTINUUM in other products or are not sold to other CONTINUUM End Users. Each time the forecast is republished, all of the Product forecast quantities included in the Planning Zone, may be increased or decreased by ALTUS as such quantities roll forward within the Planning Zone based on ALTUS' updated knowledge of ALTUS' requirements.

         6.  Order and Shipment Terms.

             6.1 Order Procedure. The terms and conditions of this Agreement shall apply to all orders for the Products and shall supersede any conflicting, different or additional terms on purchase orders submitted to CONTINUUM by ALTUS. All purchase orders placed by ALTUS shall reference this Agreement and shall be deemed to incorporate and be subject to the terms and conditions set forth in this Agreement, and neither party shall seek to introduce any terms or conditions in purchase or acknowledgment documents which could be interpreted to add to, alter or conflict with the terms and conditions of this Agreement. Purchase orders submitted to CONTINUUM will conform to the Firm Period forecast, will be provided sixty (60) days or more before the requested delivery date and are solely for the purpose of requesting delivery dates, quantities and specifying destination. All orders placed with CONTINUUM shall be subject to acceptance by CONTINUUM at CONTINUUM's principal place of business. Unless CONTINUUM rejects a purchase order by written notice to ALTUS within two (2) working days after receipt, such purchase order will be deemed accepted.

             6.2 Shipment; Acceptance. CONTINUUM will ship all ordered Products F.O.B. CONTINUUM such that risk of loss, title and insurance obligations transfer to ALTUS, and such Products are deemed accepted by ALTUS, when CONTINUUM or its agent makes the Products available for shipment at CONTINUUM's facilities. CONTINUUM will use commercially reasonable efforts to meet shipping schedules on accepted purchase orders. In no event shall CONTINUUM be liable to ALTUS for any loss or financial compensation arising from late delivery or errors in filling any order, unless such compensation is negotiated and agreed upon on a case-by-case basis in a prior written agreement signed by the parties. If orders for Products exceed CONTINUUM'S inventory, CONTINUUM shall allocate available inventory on a basis CONTNUUM, in its sole discretion deems equitable.

             6.3 Packaging. CONTINUUM will provide commercial packing adequate under normal conditions to protect the Products in shipment and to identify the contents. ALTUS agrees that any Products sold to End Users shall be provided in the packaging and with each of the contents, including without limitation any CONTINUUM warranty, initially provided by CONTINUUM to ALTUS. Should ALTUS request any special packaging, it shall be provided by CONTINUUM at ALTUS' expense.

             6.4 Product Discontinuance. Nothing herein is intended to limit CONTINUUM's right to discontinue or modify any Products. Should CONTINUUM elect to discontinue production and/or sale of any Product which is the subject of this Agreement prior to CONTINUUM's delivery of units of the Product ordered by ALTUS, CONTINUUM may elect in CONTINUUM's sole discretion to cancel ALTUS' order of such Product as to the unshipped units by providing written notice within ninety (90) days of discontinuance to ALTUS, at which point any order as to unshipped units of such Product placed by ALTUS under this Agreement


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will be cancelled without liability to CONTINUUM; provided, however, that any amounts paid by ALTUS to CONTINUUM towards the purchase of such unshipped units of such Product will be refunded by CONTINUUM within thirty (30) days of the date of notice of discontinuance.

             6.5 Installation. All installations of Products must be performed by CONTINUUM or a CONTINUUM certified installer. ALTUS will request for installation assistance from CONTINUUM by sending a written notice to CONTINUUM with the corresponding Product order which notice sets forth the Products, installation location and requested installation period. Installation services will be performed by CONTINUUM for ALTUS in a professional, workmanlike manner for the installation/warranty fees set forth on Annex IV ("Pricing to ALTUS") within five (5) working days of the requested date. In the event such services are not performed in a professional, workmanlike manner, ALTUS sole and exclusive remedy will be to notify CONTINUUM in writing and to describe the portion of the services which did not meet the required standard and for CONTINUUM to subsequently reperform the installation services at no additional cost to ALTUS.

         7.  Records and Reports.

             7.1 Records. ALTUS shall maintain complete and accurate books and records (including, but not limited to, records containing the information required to be supplied in the reports provided by ALTUS to CONTINUUM in accordance with Paragraph 7.2 ("Reports")). ALTUS shall retain originals or copies of all relevant correspondence, quotations, orders and other documents relating to ALTUS' obligations (and the performance thereof) under this Agreement and ALTUS Distributors' obligations under their related agreement for a minimum of one (1) year following the termination of this Agreement. CONTINUUM and its agents shall have the right, no more than once every quarter, during the term of this Agreement and for a period of one (1) year following termination of this Agreement, to examine such books, records, correspondence, quotations, orders and other documents as CONTINUUM may deem necessary or appropriate upon reasonable advance notice to ALTUS. During any such examination, CONTINUUM may make copies of the examined materials for its records, provided that such copies are treated as the "Confidential Information" of ALTUS pursuant to the provisions of Section 11 ("Protection of Confidential Information" below.)

             7.2 Reports. ALTUS shall exercise due diligence to keep CONTINUUM informed about ALTUS activities, market conditions and the state of competition within the markets in the Territory. ALTUS shall promptly answer any reasonable request for information made by CONTINUUM. In addition ALTUS shall comply with the Code of Federal Regulations Title 21, CFR Part 803, Medical Device Reporting. Each party agrees to comply with all relevant provisions of the United States Food, Drug and Cosmetic Act (the "Act").

         8. Continuum Intellectual Property. For purposes of this Agreement, the term "CONTINUUM Intellectual Property" means any and all rights, including, but not limited to, all copyrights (whether patents are pending or issued), rights to inventions and discoveries (whether or not patentable) and trademark, trade name, service mark, service name and any trade secrets the ownership of or right of use to which belongs to CONTINUUM, and which are utilized by CONTINUUM in the Products or production, manufacture, assembly and/or repair of the Products. ALTUS hereby acknowledges that nothing contained in this Agreement is or shall be


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construed to confer upon ALTUS any license or ownership rights to utilize the
CONTINUUM Intellectual Property; and ALTUS agrees that ALTUS shall not reverse engineer the Products at any time, or design a Q-switched product that has significant similar technology attributes during the term of the Agreement, nor make any use whatsoever of the CONTINUUM Intellectual Property or CONTINUUM Confidential Information at any time during or after the term of the Agreement. ALTUS shall also protect all CONTINUUM Intellectual Property with the same degree of care as ALTUS regularly utilizes with respect to the protection by ALTUS of its own confidential proprietary intellectual property, but in no event less than reasonable care.

         9.  Pricing and Payment Terms.

             9.1 Pricing. Prices for the Products are set forth in Annex IV ("Pricing to ALTUS"). Pricing and volume discounts for Products purchased under this Agreement will be adjusted in accordance with increased sales volume as set forth in Annex IV ("Pricing to ALTUS") of this Agreement. Prices will be reviewed by the parties every twelve (12) months for the sole purpose of determining the extent to which, if any, of an increase or decrease in the prices charged to ALTUS is required in order to reflect any increases or decreases in production costs incurred by CONTINUUM as determined by CONTINUUM. In the event the parties cannot agree to renew the existing prices, or to approve new prices, by the end of the month following the twelfth month, then ALTUS will place orders pursuant to the existing prices for the second, third and fourth month of the new contract year which comply with the "Firm Period" forecast in effect for the twelve (12) months following such thirteenth month and thereafter the Agreement will automatically terminate as of the last day of the fourth month of such current contract year unless the parties otherwise agree in writing. In the event the parties do agree on new pricing, such new pricing will apply to any purchase orders issued by ALTUS after the date of the agreement on pricing.

             9.2 Payment. All payments are due thirty (30) days from (i) shipment to ALTUS or to such location in the Territory as ALTUS directs; or (ii) receipt by CONTINUUM of a Warehouse Notice pursuant to Section 5.4 ("Forecasts"). Payment of the relevant purchase price set forth in Annex IV ("Pricing to ALTUS") will be sent pursuant to Annex II ("Lock Box Payments").

             9.3 Taxes and Duties. Unless ALTUS has provided CONTINUUM with an exemption resale certificate in the appropriate form for the jurisdiction of ALTUS' place of business and any jurisdiction to which Products are to be directly shipped hereunder or unless such sale is otherwise exempt from such taxes, in addition to any payments due under this Agreement, ALTUS shall pay any taxes, duties or other amounts, however designated, which are levied or based upon such payments, or upon this Agreement, provided, however, that ALTUS shall not be liable for taxes based on CONTINUUM's net income. ALTUS agrees to indemnify and hold harmless CONTINUUM for any liability for such tax as well as the collection or withholding thereof, including penalties and interest thereon. When applicable, such transportation, insurance and taxes shall appear as separate items on CONTINUUM's invoice.

             9.4 Credit. CONTINUUM reserves the right to establish and/or change credit and payment terms extended to ALTUS when, in CONTINUUM's sole opinion, ALTUS' financial condition or previous payment record warrants such action. Further, should ALTUS'




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account be delinquent on a repeated or continuing basis CONTINUUM shall not be obligated to ship Products or otherwise continue performance under this Agreement with ALTUS until such time as ALTUS' account is brought current.

             9.5 Security Interest. CONTINUUM retains a security interest in the Products delivered to ALTUS, and in their accessories, replacements, accessions, proceeds and products, including accounts receivable (collectively, the "Collateral") to secure payment of all amounts due under this Agreement. If ALTUS fails to pay any amount when due, CONTINUUM shall have the rights and remedies of a secured creditor under the California Commercial Code and other applicable laws including but not limited to the right to retain or repossess and remove all or any part of the Collateral from ALTUS, but not from ALTUS' customers. CONTINUUM's failure to request any such document shall not be deemed to be a waiver of any of the rights granted to CONTINUUM herein. Any repossession or removal shall be without prejudice to any other remedy of CONTINUUM hereunder, at law or in equity. ALTUS agrees, from time to time, to take any act and execute and deliver any document, including but not limited to such UCC-1 financing statements and other instruments as CONTINUUM may reasonably deem necessary to transfer, create, perfect, preserve, protect and enforce this security interest.

         10. Continuum's Trademarks.

             10.1 Limited Right to Use Trademark. CONTINUUM hereby grants to ALTUS a non-exclusive, non-transferable limited right to use the CONTINUUM trademarks, as designated in Annex VI ("CONTINUUM Trademarks") or as otherwise designated by CONTINUUM from time to time, in ALTUS' Product marketing, advertising and promotional materials. ALTUS agrees that prior to ALTUS use, or any ALTUS Distributor's use, of any literature, promotion or advertising concerning the Products literature, promotion and advertising for the Products, ALTUS will provide CONTINUUM with copies of such materials and ALTUS will obtain "CONTINUUM's prior written consent for the use of such materials, which consent will not be unreasonably withheld, conditioned or delayed. ALTUS may permit ALTUS Distributors to utilize CONTINUUM trademarks with respect to promotional and advertising activities for the Products subject to ALTUS Distributor's agreement to use the trademarks in compliance with CONTINUUM's current Trademark Usage Guidelines, which guidelines, once received by ALTUS, ALTUS shall provide to each ALTUS Distributor.

             10.2 ALTUS' Use. ALTUS' use of CONTINUUM's trademarks shall be in accordance with applicable trademark law and CONTINUUM's policies regarding advertising and trademark usage as established and amended from time to time, a current copy of which is attached hereto as Annex VII ("CONTINUUM Trademark Usage Guidelines"). ALTUS agrees not to attach additional trademarks, logos or trade designations to the Products. ALTUS further agrees not to affix any CONTINUUM trademark to products other than the genuine Products. ALTUS agrees not to use any other trademark or service mark in proximity to any of the CONTINUUM trademarks or combine the marks without the prior written approval of CONTINUUM.

             10.3 Trademark Obligations. ALTUS agrees that whenever CONTINUUM's trademarks are used in advertising or in any other manner, they shall clearly indicate CONTINUUM as the trademark owner. ALTUS shall not do or cause to be done any act or anything contesting or in any way impairing or reducing CONTINUUM's right, title, and interest in the trademarks. ALTUS agrees not to register any CONTINUUM trademarks or confusingly similar trademarks. ALTUS understands and agrees that use of the CONTINUUM trademarks in connection with the Products shall not create any right, title, or interest, in or to the use of the CONTINUUM trademarks and that all such uses and goodwill associated with the CONTINUUM trademarks will inure to the benefit of CONTINUUM. ALTUS shall take all necessary steps to ensure its employees comply with all the terms and conditions applicable to the CONTINUUM trademarks described herein. ALTUS agrees that the nature and quality of any products or services ALTUS supplies in connection with the CONTINUUM trademarks shall conform to the standards set by CONTINUUM. ALTUS agrees to cooperate with CONTINUUM in facilitating CONTINUUM's monitoring and control of the nature and quality of such products and services, and to supply CONTINUUM with specimens of use of the CONTINUUM trademarks upon request. Should CONTINUUM notify ALTUS in writing that the use of the CONTINUUM trademarks by ALTUS or an ALTUS Distributor does not conform to the standards set by CONTINUUM, ALTUS shall have forty-five (45) days to bring such use into conformance and to provide CONTINUUM with specimens of such conforming use.

             10.4 Infringement Proceedings. ALTUS agrees to use reasonable efforts to promptly notify CONTINUUM of any unauthorized use of the CONTINUUM trademarks by others as it comes to ALTUS' attention. CONTINUUM shall have the sole right and discretion to bring legal or administrative proceedings to enforce CONTINUUM's trademark rights including actions for trademark infringement or unfair competition proceedings involving the CONTINUUM trademarks.

             10.5 Trademark Registrations. ALTUS, at CONTINUUM's request and expense, shall provide CONTINUUM with any specimens, execute all applications for trademark registrations, trademark assignments or similar documents, and shall perform any other similar act reasonably necessary (i) for CONTINUUM to secure or maintain any and all CONTINUUM trademark rights in any country, provided that ALTUS is marketing the Products in association with such trademarks in such country or (ii) to effectuate the lawful right to use product names, designations or trademarks in the Territory as reasonably required by CONTINUUM.

             10.6 Termination of Trademark License. ALTUS' right to use CONTINUUM'S trademarks, trade names or logos, as provided under Section 10.1 ("Limited Rights to Use Trademarks"), shall cease immediately upon the expiration or termination, for any reason, of this Agreement.

         11. Protection of Confidential Information. During the term of this Agreement certain information of a confidential nature may be provided by one party to the other party, which information may pertain to subjects which either or both parties may wish to remain confidential. "Confidential Information" means all nonpublic information, whether in oral, written or other tangible form that the party disclosing the information (the "Disclosing Party") designates to the receiving party ("Recipient") as being confidential, including without limitation, the terms and conditions of this Agreement, or which information has a reasonable basis for being presumed confidential, such as price lists, marketing strategies, and gross and net profit margins. Notwithstanding the foregoing, Confidential Information does not include information that: (a) is or becomes generally available to the public other than (i) as a result of a disclosure by Recipient or its employees or any other person who directly or indirectly receives such information from Recipient or its employees or (ii) in violation of a confidentiality obligation to Disclosing Party known to Recipient; (b) is or becomes available to Recipient on a nonconfidential basis from a source which is entitled to disclose it to Recipient; (c) was developed by employees or agents of the Recipient independently of and without reference to any information communicated to Recipient by the Disclosing Party; or (d) is required by law to be disclosed by the Recipient. A disclosure of Confidential Information which is (x) in response to a valid order by a court or other governmental body, (y) otherwise required by law, or (z) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided however, that the Recipient disclosing such information shall provide prompt written notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure. Recipient shall hold the Confidential Information of the Disclosing Party in confidence, disclosing the Confidential Information only to such of Recipient's employees, contractors and advisors who have a need to know for the purpose of fulfilling Recipient's obligations under this Agreement. Recipient shall advise any such individuals that the Confidential Information is confidential and that by receiving such information such individuals are agreeing to be bound by the terms of this Section 11 ("Protection of Confidential Information"), and to not use such information for any purpose other than as authorized herein. Recipient shall employ all reasonable steps to protect the Confidential Information from unauthorized or inadvertent disclosure or use, including, without limitation, all steps that Recipient takes to protect Recipient's own information that Recipient considers a trade secret.

         12. Complaints by End Users. ALTUS shall immediately inform CONTINUUM of any observations or complaints received by ALTUS or ALTUS Distributors from End Users and/or any "adverse events," as such term is utilized by the FDA, in respect to the Products. The parties shall deal promptly and properly with such complaints as directed by the Act. ALTUS shall have no authority to engage CONTINUUM in any way unless ALTUS has received a specific prior written authorization to such effect.

         13. ALTUS to be Kept Informed. CONTINUUM shall provide ALTUS with written information relating to the Products as well as with the information reasonably required in CONTINUUM's opinion by ALTUS to carry out ALTUS' obligations under the Agreement.

         14. Referrals. If ALTUS, when dealing with customers in the Territory, obtains an order which would result in sales for shipment outside of the Territory, and if CONTINUUM accepts such order, then ALTUS shall be entitled to receive a sales commission in the amount of [*] of the amount paid by the customer for such Products net of shipping charges and related sales taxes. If CONTINUUM requests ALTUS to perform after-sale follow-up with such customer, the parties will mutually agree upon the terms and additional commission applicable to such services. Commissions are deemed to cover all additional costs of sale of ALTUS for such services.

         15. Additional Discounts. A reduced discount applicable solely to a specific customer sale may be mutually agreed upon in advance between CONTINUUM and ALTUS in a

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

signed writing in appropriate circumstances where an End User is to be granted terms or conditions that are more favorable than ALTUS' standard terms and conditions of sale.

         16. No Further CONTINUUM Obligation for Expenses. Unless otherwise agreed in writing, the discounts provided by CONTINUUM to ALTUS with respect to the CONTINUUM Product list prices are intended to cover and compensate ALTUS for all expenses incurred by ALTUS in fulfilling ALTUS' obligations under this Agreement and CONTINUUM shall have no obligation with regard to such expenses.

         17. Demonstration Units. ALTUS may purchase a maximum of [*] "demo" units (combined total of Medlite C3 and Medlite C6) per twelve (12) month period. These demo units will be purchased for [*] for the Medlite C3 Product and [*] for the Medlite C6 Product. In consideration of the installation/warranty fees invoiced to ALTUS, CONTINUUM shall be required to perform one (1) installation service within the Territory on the related demo unit for ALTUS. All payments for demo units are net thirty (30) days from delivery to ALTUS, FOB CONTINUUM's facility in Santa Clara, Ca. Payments will be sent by ALTUS per Annex II ("Lock Box Payments"). These demo purchases, and any others agreed to by the parties from time to time shall not be included in the calculation of volume discounts contained in Annex IV ("Transfer Pricing to ALTUS"), nor the thirty (30) unit purchase requirement contained in Annex V ("Forecast for First Year After Effective Date"). ALTUS understands and agrees that any installations of demo units, whether for ALTUS, an End User or otherwise, must be performed by CONTINUUM or a CONTINUUM certified installer for Medlite Products. If CONTINUUM has already performed any required installation service on a particular demo unit, ALTUS may request, and CONTINUUM may agree in its discretion to perform, additional installation services on a time and materials basis.

         18. Sale of Demo Products. Demo units may be sold to End Users during the term of this Agreement after a minimum of six (6) months of field use by ALTUS. Upon such sale, ALTUS shall pay to CONTINUUM [*] of the sale price, minus the prepaid demo price, not to exceed the full transfer price. ALTUS understands and agrees that any sale of "demo" units of the Product will constitute a sale of used goods, that such sales and corresponding installations shall be the sole obligation of ALTUS and that any warranty originally provided by CONTINUUM on any Product demo unit will apply for the remainder of the Product's original warranty period regardless of ownership. If a customer wishes to have warranty coverage outside the original warranty period, additional coverage may be provided by ALTUS at its discretion, which additional coverage will be the obligation of ALTUS and will be provided solely at ALTUS' expense. ALTUS agrees that all sales of Product demo units will comply with the rules and regulations of the United States Federal Trade Commission, as well as all applicable laws or regulations of any other state or federal government or agency having jurisdiction over the sales. ALTUS further agrees that it will clearly disclose on the used Product, Product packaging, related invoices, and in any related advertising that the Product is used.

         19. Product Recalls and Retrofits. CONTINUUM agrees to assume full responsibility for all costs associated, including materials, manpower, handling and travel

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

expenses for any product recall or mandatory product retrofit, which recall or retrofit is required to be performed by product manufacturers by the FDA during the term of the Agreement.

         20. Term of Agreement.

             20.1 Term. This Agreement shall be effective as of the Effective Date, and shall continue for an initial period of three (3) years unless earlier terminated in accordance with this Section 20 ("Term of Agreement") or as otherwise provided in the Agreement. Thereafter, unless notice of termination is provided by either party no less than sixty (60) days prior to the end of the initial term, any renewal term, the Agreement shall automatically renew for additional one (1) year renewal periods until terminated by either party as provided below or as otherwise provided in the Agreement.

             20.2 Termination. Either party shall have the right to terminate this Agreement upon a ninety (90) day written notice, or as soon thereafter as applicable law permits, or take such other action as specified below, upon the occurrence of any of the following events:

                  (a) The commission or sufferance of any material breach or default by the other party of any of the terms, obligations, covenants, representations or warranties under this Agreement which breach or default is not waived, in writing, by the non-defaulting party, where such breach or default, if curable, is not cured within sixty (60) days following notice, or if not susceptible to cure, then upon the occurrence of the breach or default.

                  (b) The other party is declared insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver is appointed for substantially all of the business and assets of the other party, or if the other party files a voluntary petition in bankruptcy or reorganization or suffers the filing of an involuntary petition against it to have itself declared bankrupt or reorganized and such involuntary petition is not vacated within thirty (30) days from the date of the filing, or if the other party discontinues the active conduct of its business for more than thirty (30) days, or if the other party assigns substantially all of its assets for the benefit of its creditors.

                  (c) If ALTUS fails to satisfy the agreed upon Minimum Purchase Requirement for any twelve month period, as formulated pursuant to
        Section 5 ("Purchase Requirements, Sales Targets and Forecasts") above.

                  (d) In the event either party provides written notice of termination of this Agreement to the other party following the assignment of this Agreement by either party in accordance with Section
        25.6 ("Assignment").

             20.3 Survival. The provisions of Section 7 ("Records and Reports"),
Section 8 ("Continuum Intellectual Property"), Section 9 ("Pricing and Payment Terms"), Section 10.5 ("Trademark Registrations"), Section 11 ("Protection of Confidential Information"), Section 12 ("Complaints by End Users"), Section 21 ("Activities After Termination"), Section 22 ("Indemnity for Termination"),
Section 23 ("Return of Documents and Samples"), Section 24 ("Indemnification") and Section 25 ("Miscellaneous") shall survive any expiration or termination of this Agreement.

         21. Activities After Termination. ALTUS agrees to use best efforts to sell all of ALTUS' inventory of Products prior to termination or expiration of this Agreement, and shall provide CONTINUUM with a list of inventory remaining after termination, whereupon CONTINUUM may, at its discretion, elect to purchase all or some of such Products at a price agreed upon by the parties, but in no event more than the initial purchase price paid by ALTUS to CONTINUUM for such Products. Promptly upon expiration of the term or other termination for any reason of this Agreement, ALTUS shall, and shall instruct ALTUS Distributors of their obligation to, immediately cease to solicit orders for Products or represent in any manner that ALTUS is an authorized CONTINUUM distributor. Any amounts due by CONTINUUM or ALTUS to the other party pursuant to the terms of this Agreement shall remain due and payable notwithstanding such termination, and termination shall not relieve either of the parties from any obligations arising prior to or upon such termination except as expressly set forth herein. Any orders placed by ALTUS with CONTINUUM pursuant to the terms of this Agreement before expiration or termination of this Agreement will be fulfilled by CONTINUUM but may be subject to prepayment by ALTUS if placed within sixty
(60) days prior to expiration or termination of this Agreement.

         22. Indemnity for Termination. Neither CONTINUUM, ALTUS nor any ALTUS Distributor shall be entitled to an indemnity for goodwill or similar compensation ("goodwill indemnity") upon the termination of this Agreement.

         23. Return of Documents and Samples. Upon expiration or termination of this Agreement, ALTUS shall return to CONTINUUM all advertising material and other documents and samples which have been supplied to ALTUS by CONTINUUM and which are in ALTUS' possession or under ALTUS' control.

         24. Indemnification.

             24.1 By ALTUS. Except at to those losses (as hereafter defined) caused solely by proven defects in material and workmanship of the products existing during the period of Continuum's warranty obligations pursuant to this Agreement, ALTUS assumes liability for, and hereby agrees, at ALTUS' expense, to defend, indemnify, protect and hold harmless CONTINUUM and its successors and assigns and their respective agents, employees, officers, directors, parents, subsidiaries and stockholders, from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, actions, costs and expenses (including actual attorney fees and costs) of whatsoever kind and nature (collectively "Losses"), arising out of (i) ALTUS extending representations or warranties regarding the Products beyond those authorized by CONTINUUM hereunder; (ii) ALTUS' customer training regarding use of the Products not in accordance with CONTINUUM's specifications; (iii) ALTUS' support of the Products outside the scope of CONTINUUM'S instruction; (iv) the modification of any Product by ALTUS or an End User or any damages resulting from any such modification; or (v) any action of the FDA related to any duty or obligation of distributors. The foregoing described in (i)-(v) shall be referred to as the "ALTUS Indemnity".

             24.2 By CONTINUUM. CONTINUUM assumes liability for, and hereby agrees, at CONTINUUM's expense, to defend, indemnify, protect and hold harmless ALTUS and ALTUS' successors and assigns and their respective agents, employees, officers, directors, parents, subsidiaries and stockholders, from and against any and all Losses, directly arising out of: (i) an allegation that any Product or any part thereof, standing alone and as delivered by CONTINUUM, infringes any patent, copyright, trade secret or any other intellectual property right of any third party; (ii) any action of the FDA for an obligation or duty of manufacturers in connection with the Products as delivered by CONTINUUM; (iii) any use of CONTINUUM trademarks by ALTUS in compliance with this Agreement infringes a third party's trademark; or (iv) a product liability claim on a Product as delivered by CONTINUUM to ALTUS, with the exception of Product Liability claims that arise from a failure to warn by ALTUS (the "CONTINUUM Indemnity").

             24.3 The foregoing indemnity obligations are subject to the party to be indemnified: (a) giving the indemnifying party prompt written notice of any such claim; (b) allowing the indemnifying party to control the defense and settlement of such claim; (c) not entering into any settlement or compromise of such claim which would subject the indemnifying party to liability; and (d) providing all reasonable assistance requested by the indemnifying party in the defense or settlement of such claim, at the indemnifying party expense.

         25. Miscellaneous.

             25.1 Arbitration. With the exception of a breach by ALTUS of any of ALTUS' obligations related to CONTINUUM's intellectual property rights, three arbitrators, one designated by ALTUS, one by CONTINUUM and the third by the two arbitrators selected by the parties, shall finally and on a binding basis settle any dispute arising out of or in connection with this Agreement in Santa Clara County, California and in accordance with the rules of the American Arbitration Association ("AAA"). Except as set forth herein, this Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, without regard to its conflicts of laws principles. The United Nations Convention on the International Sale of Goods shall specifically not apply to transactions taking place pursuant to this Agreement.

             25.2 Annexes Form an Integral Part. The annexes attached to this Agreement form an integral part of the Agreement.

             25.3 Entire Agreement. This Agreement and the annexes attached hereto are the entire agreement between the parties with regard to the subject matter set forth herein and supersede any other preceding or contemporaneous agreement or understanding between the parties.

             25.4 Modification; Waiver. No additions to or modifications of this Agreement shall be valid unless made in writing and signed by the parties. No provision of this Agreement may be waived orally or by any course of conduct.

             25.5 Severability. The nullity of a particular clause of this Agreement shall not entail the nullity of the whole Agreement unless such clause is to be considered as material, i.e., if the clause is of such importance that the parties (or the party to the benefit of which such clause is made) would not have entered into the Agreement if that party had known that the clause would not be valid, in which case the parties will work together and agree upon a replacement clause that sets forth the intent of the null clause in a lawful manner.

             25.6 Assignment. This Agreement may not be assigned without the prior written agreement between the parties. Notwithstanding the foregoing, either party may assign this Agreement without the other party's prior written consent in the event of merger, acquisition or sale of assets. This Agreement will be binding on all successors and permitted assigns.

             25.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by a party, and all of which together shall constitute one instrument. Delivery may be effected by facsimile transmittal of a signed counterpart.

             25.8 Attorneys' Fees. In the event of any litigation, arbitration or proceeding or other dispute arising as a result of this Agreement, the prevailing party shall be entitled, in addition to any other damages assessed, to its reasonable attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party shall be entitled to recover shall include any fees for prosecuting or defending any appeal and supplemental proceedings until the final judgment is satisfied in full, and for any post-judgment proceedings to collect or enforce the judgment. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

             25.9 No Warranty. ALTUS UNDERSTANDS AND AGREES THAT THE PRODUCTS ARE PROVIDED TO ALTUS AS IS AND WITHOUT WARRANTY. ANY WARRANTY PROVIDED WITH ANY PRODUCT RUNS TO THE END USER ONLY AND NOT TO ALTUS, UNLESS ALTUS IS ACQUIRING THE PRODUCT FOR USE AS A DEMO UNIT AS SET FORTH IN SECTION 17 ("DEMONSTRATION UNITS"). CONTINUUM AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

             25.10 Consequential Damages Waiver; Limitation of Liability. EXCEPT FOR LIABILITY ARISING FROM A BREACH OF ALTUS' DUTIES SET FORTH IN SECTION 3.6(a) ("ALTUS OBLIGATIONS"), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME. EXCEPT FOR LIABILITY ARISING UNDER SECTIONS 11 ("PROTECTION OF CONFIDENTIAL INFORMATION") AND 24 ("INDEMNIFICATION"), IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED AMOUNTS PAID BY ALTUS TO CONTINUUM HEREUNDER.

             25.11 Force Majeure. If performance of this Agreement, or any obligation hereunder (other than the making of payments), is prevented,restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that in the event such non-performance extends beyond a period of ninety (90) days, the performing party will have the right to terminate the Agreement upon written notice to the non-performing party.

     25.12 Headings. The headings used herein and in any of the documents attached hereto as annexes are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

     25.13 Notices. All notices required under this Agreement shall be in writing, and sent by prepaid certified or registered airmail, return receipt requested, personally delivered, or sent by facsimile with receipt of transmission, and shall be effective as of the date on which personally delivered, or on the fifth business day after the day when stamped and deposited in the mail addressed to a party at its respective address set forth in this Agreement or to any other address which the party may from time to time designate in writing as an address for the purpose of notice, or on the date when sent by facsimile to the respective facsimile numbers set forth below the names of the parties at their signatures below or to such other facsimile numbers of which one party shall have given notice to the other party in the manner prescribed herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last signed below.

CONTINUUM:                                     ALTUS:

HOYA PHOTONICS, INC.                           ALTUS MEDICAL, INC.

By   /s/ Gerald W. Bottero                     By   /s/ Kevin Connors
   ------------------------------------------     ------------------------------

Print Name   Gerald W. Bottero                 Print Name:  Kevin Connors
           ----------------------------------             ----------------------

Title   President and CEO                      Title   CEO
      ---------------------------------------        ---------------------------

Date   31 August 2001                          Date   8/31/01
     ----------------------------------------       ----------------------------

                                     ANNEX I

                                    PRODUCTS

1.           Products:                                              Part Number
                      Medlite C3
                      Medlite C6
                      MultiLite Dye Laser Handpiece for Medlite C6
                      All parts and supplies for above
2.           CONTINUUM House Accounts:
                      [*]
3.           Co-Distributors in Canada

                      [*]

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

                                    ANNEX II

                                LOCK BOX PAYMENTS

Continuum
P.O. Box 515183
Los Angeles, CA
90051-5183

                                    ANNEX III

                  PRODUCTS AND PRINCIPALS REPRESENTED BY ALTUS

         This Annex shall be applicable only if filled in by the parties

         ALTUS hereby declares that ALTUS represents (and/or distributes or manufactures) the following products, directly or indirectly, at the time of the execution of the Agreement. ALTUS shall provide amendments to this form within thirty (30) days of adding any new products during the term of the Agreement.

                  Principal                                 Products
                  ALTUS                                     COOLGLIDE
                  ALTUS                                     COOLGLIDE EXCEL

                                    ANNEX IV

                                Pricing to ALTUS

           Product                  Description                 Annual (Contract Year)        Price Per Unit
                                                                        Volume
--------------------------------------------------------------------------------------------------------------
Medlite C3                  Laser system, Accessory      [*]                                  [*]
Order Number 624-A          Kit with Operators           [*]                                  [*]
Suggested List [*]          Manual, Safety Warning       [*]                                  [*]
ASP=[*]                     Sign, Handpiece Kit,         Note: Demo units shall not be
                            Printer Paper                included in volume calculations.
--------------------------------------------------------------------------------------------------------------
Medlite C6                  Laser System,(647)           [*]                                  [*]
Order Number 647/646-A      532/1064nm                   [*]                                  [*]
Suggested List [*]          Accessory Kit with           [*]                                  [*]
ASP=[*]                     Operators Manual, Safety     Note: Demo units shall not be
                            Warning Sign, Multi-Spot     included in volume calculations.
                            Handpiece, Printer Paper,
                            Multilite Dye Laser
                            Handpiece Kit(646)
                            585/650nm
--------------------------------------------------------------------------------------------------------------
Telescopic Lens                                                                               [*]
Order Number #______
Order Number To be
determined
--------------------------------------------------------------------------------------------------------------
Installation and Twelve                                                                       [*]
(12) Month Warranty To
End User- Applies to
Medlite C3 & Medlite C6
--------------------------------------------------------------------------------------------------------------
Multilite Dye Laser          585/650nm laser                                                  [*]
Handpiece
Order Number (646-
0020A)
Suggested List [*]
--------------------------------------------------------------------------------------------------------------
All other parts and                                                                           [*]
supplies
--------------------------------------------------------------------------------------------------------------


* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

                                     ANNEX V

                          MINIMUM PURCHASE REQUIREMENT
                     FOR TWELVE MONTHS AFTER EFFECTIVE DATE

1. Total minimum purchase of [*] units for the first 12 months of the Forecast Year as follows: First three-month ("Q1") distribution purchase requirement of units of Products due to ramp up of training, sales and marketing; second three-month ("Q2") distribution purchase requirement of [*] units of Products; third three-month ("Q3") distribution purchase requirement of [*] units of Products; and fourth three-month ("Q4") distribution purchase requirement of [*] units of Products.

- Q1 to begin first day of the next calendar month following the Effective Date.

 -----------------------------------------
        Minimum Purchase Requirement

 -----------------------------------------
     Quarter       Units          $
      ("Q")                    (Annex
                                 IV)

       [*]          [*]
       [*]          [*]
       [*]          [*]
       [*]          [*]

   [*] Months       [*]
   ---------------------------------------

2. ALTUS may have access, at CONTINUUM's sole discretion, to the installed base of CONTINUUM Medlite products, as well as all open leads or sales quotes for additional upgrades and marketing opportunities.
3. CONTINUUM is open to discussions concerning field service management with ALTUS.

* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.

                                    ANNEX VI

                              CONTINUUM Trademarks

                                [TO BE INSERTED]

                                    ANNEX VII

                      CONTINUUM Trademark Usage Guidelines

Trademark Usage Guidelines

                      Rule                                                Explanation

-------------------------------------------------  ---------------------------------------------------------
When used in print, the trademarks must always      (Insert font type/size);
be distinguished from other words.                  Color restricted to Altus corporate blue.
-------------------------------------------------  ---------------------------------------------------------
The trademarks must always be used as an            If a trademark is used as a noun, it
adjective accompanied by the                        runs the risk of becoming an
common word identifying the product.                unprotectable (generic) product name.
-------------------------------------------------  ---------------------------------------------------------
Always use the singular form.
-------------------------------------------------  ---------------------------------------------------------
Never use trademarks possessively.
-------------------------------------------------  ---------------------------------------------------------
The trademarks should never be used as a
verb or in a contractual form.
-------------------------------------------------  ---------------------------------------------------------
Presentation of the trademarks must always be       Spell the trademark as one word and never hyphenate or
consistent.                                         split on separate lines of copy.
-------------------------------------------------  ---------------------------------------------------------
The trademarks should indicate the source of        Place an asterisk (*) after the trademark or identify
the product.                                        the trademark with a TM or(R), as appropriate, in
                                                    advertising, publications or marketing materials and
                                                    refer the reader to a footnote which states that the
                                                    trademark is owned by the Company.


                                   ANNEX VIII

                         ALTUS Distributor Minimum Terms

Any terms not defined herein shall have the meaning set forth in the Agreement.

The following terms shall appear in substantially similar language in each ALTUS agreement for distribution of the Products with an ALTUS Distributor ("ALTUS Distributor Agreement"):

1. FDA Compliance. When negotiating with any third parties, ALTUS' Distributor shall offer the Products strictly in accordance with the United States Food and Drug Administration ("FDA") cleared applications, capabilities and indications for use for the Products.

2. End Users. ALTUS' Distributor agrees to only sell or otherwise distribute the Products to End Users within the Territory.

3. Distributor Prohibitions. ALTUS' Distributor agrees not to distribute the Products (i) by mail order to any party that is not an End User and who has not signed an agreement with ALTUS' Distributor for the purchase of Products in compliance with the terms of this Agreement prior to shipment of the Product to such End User, (ii) by rental (iii) with knowledge or reason to know that the Products will be transported outside the Territory. ALTUS' Distributor shall not
(i) use the Products to perform any service, (ii) translate the user manuals (in printed or media form or otherwise), or (iii) do any other act with respect to the Products not specifically authorized by this Agreement.

4. Product Packaging. ALTUS' Distributor agrees that any Products sold to End Users shall be provided in the packaging and with each of the contents, including without limitation any CONTINUUM warranty, initially provided by CONTINUUM to ALTUS.

5. Marketing. ALTUS Distributor shall protect CONTINUUM's interests with the diligence of a responsible businessperson. ALTUS Distributor agrees that its marketing and advertising efforts will be of the same quality as ALTUS' marketing and advertising for ALTUS products, in good taste, and will preserve the professional image and reputation of CONTINUUM and the Products. ALTUS Distributor agrees not to remove any of the CONTINUUM trade names, trademarks, copyright notices or other legends from the Products and agrees not to apply any ALTUS, ALTUS Distributor or other third party trademarks or logos to the Products.

6. End User Warranty Claims. ALTUS Distributor will promptly notify ALTUS of any warranty claim under a CONTINUUM warranty by an End User.

7. In Service. ALTUS Distributor agrees to cooperate with ALTUS in the performance of ALTUS' obligation to provide End User in-service for any newly installed Products.

8. CONTINUUM Trademarks. CONTINUUM has agreed to permit ALTUS Distributor to utilize the CONTINUUM trademarks in conjunction with the promotional and advertising activities ALTUS Distributor conducts with respect to the Products, subject to ALTUS Distributor's compliance with the current CONTINUUM Trademark Guidelines which have been provided to ALTUS Distributor by ALTUS. ALTUS Distributor understands that CONTINUUM has the right to contact ALTUS Distributor directly to notify ALTUS Distributor of any misuse of a CONTINUUM trademark and ALTUS Distributor agrees that it shall cease or correct such misuse upon such notification by CONTINUUM.

9. Complaints by End Users. ALTUS Distributor agrees to immediately inform ALTUS of any observations or complaints received by ALTUS Distributor from End Users and/or any "adverse events," as such term is utilized by the FDA, in respect to the Products.

10. Records. ALTUS Distributor shall maintain complete and accurate books and records related to the Products. ALTUS Distributors shall retain originals or copies of all relevant correspondence, quotations, orders and other documents relating to ALTUS Distributor's obligations (and the performance thereof) under the ALTUS Distributor Agreement for a minimum of one (1) year following the termination of the ALTUS Distributor Agreement. CONTINUUM and its agents shall have the right, no more than once every quarter, during the term of this Agreement and for a period of one (1) year following termination of this Agreement, to examine such books, records, correspondence, quotations, orders and other documents as CONTINUUM may deem necessary or appropriate upon reasonable advance notice to ALTUS Distributor. During any such examination, CONTINUUM may make copies of the examined materials for its records, provided that such copies are treated as the Confidential Information of ALTUS Distributor for which CONTINUUM agrees to employ all reasonable steps to protect from unauthorized or inadvertent disclosure or use, including, without limitation, all steps that CONTINUUM takes to protect CONTINUUM's own information that CONTINUUM considers a trade secret.

11. Confidential Information. CONTINUUM may from time to time provide ALTUS Distributor with Confidential Information of CONTINUUM, which information ALTUS Distributor agrees to hold in confidence during and after the term of the ALTUS Distributor Agreement. To this end, ALTUS Distributor agrees to employ all reasonable steps to protect the Confidential Information from unauthorized or inadvertent disclosure or use, including, without limitation, all steps that ALTUS Distributor takes to protect ALTUS Distributor's own information that ALTUS Distributor considers a trade secret.

12. Third Party Beneficiary. ALTUS' Distributor understands and agrees that CONTINUUM is a third party beneficiary of this ALTUS Distributor Agreement and has the right to enforce the terms thereof for CONTINUUM's benefit.